                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                    FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


     Date of report (Date of earliest event reported):   December 18, 1997
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                          APOGEE ENTERPRISES, INC.
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           (Exact name of registrant as specified in its charter)


             Minnesota                    0-6365             41-0919654
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(State or other jurisdiction of         (Commission        (I.R.S. Employer
incorporation or organization)          File Number)      Identification No.)


7900 Xerxes Avenue South, Suite 1800, Minneapolis, Minnesota        55431
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        (Address of principal executive offices)                  (Zip Code)



Registrant's telephone number, including area code:   (612) 835-1874
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                               Not Applicable
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         (Former name or former address, if changed since last report.)
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Item 5.   Other Events.
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          During its regular conference call with investors and analysts following the release of third quarter fiscal 1998 earnings, held on December 18, 1997, management of Apogee Enterprises, Inc. (Nasdaq: APOG) discussed third quarter results as well as their current outlook for the fiscal 1998 fourth quarter and fiscal year 1999. Don Goldfus, Apogee's Chairman, President and Chief Executive Officer, stated that he was confident about the outlook for the next fiscal year and said he still believes that the long-range outlook remains favorable and very much intact. When asked about the possibility of a common stock buy-back, Goldfus said the company has authorization to buy back shares, and he believes the stock is attractive at current prices.

          Terry Hall, Chief Financial Officer, reiterated Apogee's expectations of lower earnings for the fourth quarter. He said the company's Glass Technologies division continues to have a very strong outlook and its Building Products & Services division is doing well in all four of its businesses, except for a single curtainwall project in France, which continues to have some exposure. While there is still risk of foreign currency translation losses on curtainwall projects in Malaysia, which cost the company about $0.11 in third quarter earnings per share, the retainage receivables have been marked down to market, thus reducing some of the exposure. Hall then discussed the company's Auto Glass division, which could lose a million or more if industry trends do not improve. The fourth quarter is seasonally a weak period for Auto Glass, in which it generally earns a very small part of its operating income for the year. Moreover, with the fiscal fourth quarter's historically low volumes, minor decreases in business activity can cause operating losses in that period. In last fiscal year's fourth quarter, Auto Glass had operating income of $1.3 million. By contrast, for the nine months to date, Auto Glass operating income was $20.7 million.

          Hall stated, "The outlook for fiscal 1999 is essentially the same as it was just a few months ago. We expect record earnings for fiscal 1999 and are comfortable with our understanding of analysts' estimates." The Company understands that fiscal 1999 analyst estimates for earnings per share are currently in the range of $1.37 to $1.45.

          Hall added, "On an EBIT basis for fiscal 1999, we expect Building Products & Services to come in at about $15 million, with Glass Technologies at $35 million and Auto Glass at $22 million." With those results, Building Products & Services would significantly improve from fiscal 1998, while Glass Technologies would show solid growth and Auto Glass would come in at about the same range as this year.

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CAUTIONARY STATEMENT

          The discussion above, including all references to fourth quarter fiscal 1998 and fiscal year 1999 expectations and outlooks, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. A number of factors should be considered in conjunction with the above forward-looking statements, including changes in economic and market conditions, factors related to competitive pricing, commercial building market conditions, management of growth or restructuring of core business units, the realization of expected economies gained through expansion and information systems technology, the impact of foreign currency markets and other factors set forth in the cautionary statements included in Exhibit 99 to Apogee's Form 10-K filed with the Securities and Exchange Commission. Apogee wishes to caution investors and others to review the statements set forth in
Exhibit 99 and that other factors may prove to be important in affecting Apogee's business or results of operations.


SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:   December 19, 1997

                              APOGEE ENTERPRISES, INC.



                              By   /s/ Terry L. Hall
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                                   Terry L. Hall
                                   Chief Financial Officer

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